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                                                                   EXHIBIT 10.47

          [*] - Confidential Treatment Requested Pursuant to Rule 406.

                               SECOND AMENDMENT TO
                CABLE TELEVISION AND TELEPHONE SERVICE AGREEMENT

         THIS SECOND AMENDMENT TO CABLE TELEVISION AND TELEPHONE SERVICE AGREEMENT (this "Second Amendment") is entered into effective as of the 28th day of June, 1999, by and between PNV.net, Inc., formerly known as Park 'N View, Inc. ("PNV") and Pilot Corporation ("Operator").

                              STATEMENT OF PURPOSE:

         PNV and the Operator entered into a Cable Television and Telephone Service Agreement, dated as of February 1996 (the "Original Agreement"). PNV and the Operator amended the Original Agreement pursuant to the Amendment to Cable Television and Telephone Service Agreement, dated as of March 11, 1998 (the "First Amendment"). Unless otherwise defined in this Second Amendment, capitalized terms contained in this Second Amendment have the meaning ascribed to them in the Original Agreement.

         PNV and the Operator now desire to amend the Original Agreement, as amended by the First Amendment, to: (i) provide compensation to the Operator pursuant to the terms and conditions of this Second Amendment; and (ii) establish certain programs, products and services to be provided or made available to PNV by the Operator pursuant to the terms and conditions of this Second Amendment.

         NOW, THEREFORE, in consideration of the mutual promises and covenants contained in this Second Amendment, PNV and the Operator, intending to be mutually bound, mutually agree as follows:

         1. Compensation Program.

                  (a) Notwithstanding any terms of the Original Agreement, as amended by the First Amendment, to the contrary, PNV will pay the Operator (except as otherwise provided in this Second Amendment), as the Operator's sole revenues with respect to the Services provided by PNV and/or the System during the twelve (12) month period beginning August 1, 1999, quarterly (on August 1, 1999, November 1, 1999, February 1, 2000 and May 1, 2000 respectively) the following: (i) [*] (the "Base Amount"), multiplied by (ii) 50 (which represents the number of Truckstops at which the System has or should be installed as of August 1, 1999), multiplied by (iii) 3 (which represents the number of months in the applicable quarter).

                  (b) In addition to the amounts payable to the Operator pursuant to Section 1 (a), during the Term (as defined in Section 1(i)), the Operator shall be entitled to earn each month an additional amount equal to the sum of:


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                           (A) Subject to Sections 1(e) and 1(g), (i) [*] (the
"Incentive Amount"), multiplied by (ii) 50 (which represents the number of Truckstop at which the System has or should be installed as of August 1, 1999);

                           (B) With respect to each Truckstop at which PNV has
the exclusive right to install PIADs and PNV has installed one (1) PIAD, the greater of (i) [*]; or (ii) [*] multiplied by [*];

                           (C) With respect to each Truckstop at which PNV has
the exclusive right to install PIADs and PNV has installed more than one (1) PIAD, the greater of (i) [*]; or (ii) [*] multiplied by [*]; and

                           (D) With respect to each Truckstop at which PNV does
not have the exclusive right to install PIADs, subject to item 10 on Schedule B, [*] multiplied by [*].

         The amounts due to Operator pursuant to this Section 1(b) shall be paid by PNV monthly in arrears.

                  (c) During each of the four (4) fiscal years commencing on August 1, 2000, August 1, 2001, August 1, 2002 and August 1, 2003, the amounts payable to Operator pursuant to Sections 1(a) and (b)(A) shall be adjusted and PNV will pay the Operator (except as otherwise provided in this Second Amendment), as the Operator's sole revenues with respect to the Services provided by PNV and/or the System during the twelve (12) month period beginning each August 1st during such four (4) year period, (i) quarterly (on August 1st, November 1st, February 1st and May 1st respectively) an amount equal to: (A) the Base Amount, multiplied by (B) the number of Truckstops at which the System is installed as of such August 1st of such fiscal year, multiplied by (C) 3, and
(ii) monthly an amount equal to: (A) the Incentive Amount, multiplied by (B) the number of Truckstops at which the System is installed as of such August 1st of such fiscal year.

                           For the purposes of this Section 1(c), the parties
acknowledge and agree that, if PNV installs the System at any Truckstops after August 1st during any applicable twelve (12) month period, PNV will not pay to the Operator any additional amounts as a result of such installations (except as may apply in the succeeding annual periods as a result of an increase in the number of Truckstops as of August 1st of such twelve (12) month period).

                  (d) In addition to any amounts due and payable pursuant to Sections 1(a), (b) or (c) of this Second Amendment, PNV will pay to the Operator, on or before the tenth (10th) business day of each calendar month, [*] generated by PNV during the prior calendar month from nonexclusive document imaging services provided by PNV at any Truckstop.

                  (e) Notwithstanding the terms of Sections 1(b) or 1(c) of this Second Amendment, if the Operator fails to perform its obligations specified by Schedule A attached to this Second Amendment with respect to any Truckstop, the amount PNV will pay to the Operator pursuant to Sections 1(b) or 1(c) of this Second Amendment will be reduced as specified in Schedule A (which the parties have calculated by reference to the Incentive Amount).



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                  (f) If the Operator fails to perform one or more of its
obligations described in Schedule C attached to this Second Amendment, PNV may deduct from the amount due to the Operator in the next quarter pursuant to
Section 1(a) of this Agreement an amount equal to: (i) [*], multiplied by (ii) the number of Truckstops at which the Operator failed to perform its obligations described in Schedule C during such quarter, multiplied by (iii) 3. If the Operator fails to perform one or more of its obligations described in Schedule B attached to this Second Amendment five (5) times at any Truckstop during any twelve (12) consecutive calendar months, then PNV may terminate the rights and obligations of the Operator pursuant to this Second Amendment with respect to such Truckstop by thirty (30) days prior written notice to the Operator at any time after the fifth (5th) occurrence; in such event, the Operator will immediately pay to PNV, with respect to each such Truckstop, (i) (A) the Base Amount, multiplied by (B) the number of full and partial calendar months remaining in the three (3) month quarterly period; and (ii) the Incentive Amount. If, pursuant to the terms of the foregoing sentence of this Section 1(f), PNV terminates this Agreement with respect to the lesser of: (i) twenty-five percent (25%) of the Truckstops, or (ii) twenty (20) Truckstops, then PNV may elect, in its sole discretion, to terminate this Second Amendment with respect to all Truckstops by thirty (30) days prior written notice to the Operator; in such event, the Operator will immediately pay to PNV the sum of:
(i) (A) the Base Amount, multiplied by (B) the number of full and partial calendar months remaining in the three (3) month quarterly period, multiplied by
(C) the number of Truckstops at which the System was installed as of August 1st of the applicable twelve (12) month period; and (ii) (A) the Incentive Amount, multiplied by (B) the number of Truckstops at which the System was installed on August 1st of the applicable twelve (12) month period.

                  (g) The parties acknowledge and agree that the obligations described in Schedule A represent an incentive program established by PNV and that PNV may amend the nature and scope of the incentive program and Schedule A from time to time; any such incentive program that may be established from time to time will be similarly tied to the Incentive Amount. The incentive program will be evaluated by PNV and Operator every six (6) months. Any amendments made by PNV to the incentive program and Schedule A would be subject to Pilot's prior approval, which shall not be unreasonably withheld.

                  (h) The manager of each Truckstop, as designated by the Operator, will perform a weekly review to ensure performance of the Operator's obligations described in Schedule A, Schedule B and Schedule C. The Operator will, on or before the tenth day of each month, provide written certification to PNV of Operator's compliance with its obligations pursuant to Schedule A, Schedule B and Schedule C during the prior month.

                  (i) The terms of this Second Amendment will apply during the five (5) year period commencing August 1, 1999 and ending July 31, 2004 (the "Term"). On or before July 31, 2004, the Parties will agree to a mutually acceptable means of compensating the Operator and/or allocating revenues and profits relating to the sale of Services. If the Parties fail to agree, the terms and conditions of Schedule A to the First Amendment will govern the allocation of revenues and profits relating to the sale of the Services at the Truckstops at any time on and after August 1, 2004.



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         2. Representations and Warranties of the Operator. The Operator
represents and warrants to PNV as follows: (i) the Operator has all requisite power to enter into this Second Amendment (including without limitation items 7, 8, 9 and 10 on Schedule B hereto) and to carry out and perform its obligations under the terms of this Second Amendment; (ii) all action on the part of the Operator necessary for the performance of the Operator's obligations under the Second Amendment has been taken; (iii) this Second Amendment is a valid and binding obligation of the Operator, enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and the availability or lack of availability of specific performance and other equitable remedies; and (iv) the execution, delivery and performance by the Operator of this Second Amendment and all other documents contemplated hereby, the fulfillment of and compliance with the respective terms and provisions hereof and thereof, and the consummation by the Operator of the transactions contemplated hereby and thereby (including without limitation items 7, 8, 9 and 10 on Schedule B hereto), do not and will not: (A) conflict with, or violate any provision of, any law having applicability to the Operator or any of its assets, or any provision of the charter or bylaws of the Operator; (B) conflict with, or result in any breach of, or constitute a default under any agreement to which the Operator is a party or by which it or any of its assets may be bound; or (C) result in or require the creation or imposition of or result in the acceleration of any indebtedness, or of any encumbrance of any nature upon, or with respect to, the Operator or any of the assets now owned or hereafter acquired by the Operator.

         3. Effect of this Second Amendment. This Second Amendment shall amend the Original Agreement, as amended by the First Amendment, solely with respect to the matters addressed herein. All other terms and provisions of the Original Agreement, as amended by the First Amendment, will remain in full force and effect. Notwithstanding any term or condition of this Second Amendment to the contrary, this Second Amendment will not affect or alter the Term (as defined in the Original Agreement). If either party terminates this Second Amendment due to breach of the other party or otherwise, the Original Agreement, as amended by the First Amendment, shall be reinstated in full.

            (The remainder of this page is intentionally left blank.)


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         IN WITNESS WHEREOF, PNV and the Operator have caused this Second
Amendment to be executed pursuant to appropriate legal authority duly given, as of the day and year first above written.

PILOT CORPORATION                               PARK `N VIEW, INC.


By: /s/ Mark A. Hazelwood                       By: /s/ Steve Conkling
    ----------------------------                    ----------------------------
Name: Mark A. Hazelwood                             Steve Conkling, President
Title:  Executive Vice President





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                                   SCHEDULE A

         Schedule A to Second Amendment to Cable Television and Telephone Services Agreement, dated as of June 7, 1999.

         Product and/or Service
         to be Provided by the Operator                Applicable Payment by PNV
         ------------------------------                -------------------------
1.       Retail sale of the Monthly Membership Quota               *
         (as defined below) of PNV memberships at each Truckstop, which the Operator will offer at each Truckstop, including, without limitation, Truckstops at which the System has not been installed.

* For the purposes of this Schedule A, the term "Monthly Membership Quota" with respect to each Truckstop at which the System has been installed will equal: (i) the number of days in the applicable calendar month, multiplied by (ii) five (5). If the Operator fails to sell a number of PNV memberships greater than or equal to the Monthly Membership Quota at any Truckstop at which the System has been installed during any calendar month during the twelve (12) month period beginning August 1st, the Incentive Amount PNV will pay to the Operator pursuant to the terms and conditions of Section 1(a) of the Second Amendment will be reduced as follows:

                                                     Incentive Amount to Be Paid
                                                     by PNV for Each Truckstop
                                                     at which the System is
         Percentage of Monthly Membership Quota Sold Installed on August 1st
         ------------------------------------------- -----------------------
         [*]                                         [*]
         [*]                                         [*]
         [*]                                         [*]
         [*]                                         [*]
         [*]                                         [*]
         [*]                                         [*]
         [*]                                         [*]
         [*]                                         [*]
         [*]                                         [*]


2. Pursuant to the current incentive program set forth on this Schedule A, PNV shall sell starter kits to Operator at $5.00 per unit. Operator's employees shall resell such starter kits to customers in connection with the sale of PNV memberships.



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                                   SCHEDULE B

         Schedule B to Second Amendment to Cable Television and Telephone Services Agreement, dated as of June 7, 1999.

              Product and/or Service to be Provided by the Operator

1. Maintenance of each parking lot and face plates at the Truckstops for proper operation of the System as per the specification set forth on Schedule C hereto.

2. Placement of appendages and/or snipes advertising PNV and/or the Services on all Operator billboards, at PNV's cost. PNV will provide artwork for repaint cycles.

3. Premium placement of end caps, vending machines, point of sale equipment, and other equipment used in connection with the retail sale and promotion of the Services at each Truckstop.

4. References to PNV and/or the Services on entrance signs at each Truckstop.

5. Premium placement of at least one (1) poster advertising PNV and/or the Services in or around phone rooms at each Truckstop (not to exceed 46' x 60'); PNV will send to each Truckstop no more frequently than monthly the poster(s) to be placed by the Operator.

6. PNV will have the exclusive right to (i) all phone frames in and around the PIADs; and (ii) one side of each Pilot dual frame located at red courtesy phones.

7. Retail sale of PNV pre-paid phone cards on a nonexclusive basis at each Truckstop where the System has been installed upon Transcommunications', Pilot's exclusive provider of prepaid phone cards, approval.

8. At PNV's option, connection of the AT&T phones to the PNV switch and T-1 at any Truckstop to which current contracts between the Operator and AT&T apply.

9. All action necessary for PNV to serve as a nonexclusive provider of long-distance telephone service to fleet customers of the Operator.

10. Exclusive rights to place PIADs in all Truckstops, which PIADs will be placed in a prominent location at each Truckstop; provided that PNV will not have the exclusive right to place PIADs at up to thirty-five
         (35) Truckstops that currently have valid contracts with US Communications for Pay Net Kiosks; further provided, however, that the Operator will not extend or renew any such contracts with US Communications or any other internet kiosk provider.


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                                   SCHEDULE C

                           Maintenance Specifications

         Schedule C to Second Amendment to Cable Television and Telephone Services Agreement, dated as of June 7, 1999.

1.       Sweep Parking Lot

                  All parking lots will be swept at least four (4) times per month on regular intervals (such as the 5th, 10th, 20th and 25th of each month,

2.       Conduct Routine Maintenance.

                  Routine maintenance shall consist of no less frequently than once a week (i) checking the face plates on bollards (and changing them when there is no dial tone or picture, or if they are damaged or missing), and (ii) cleaning of the area around the bollard to remove grit and garbage.

3.       Observe all TV's on premises and make sure tape player in on.

                  On a daily basis (i) make sure all TV's are turned on (especially after a power outage); (ii) make sure the tape player has a current tape in and that it is on tape loop play mode; and (iii) report any TV's that are not operating to PNV for exchange.

4. Keep the equipment area clear of all materials and accessible at all times.

                  The Equipment Area (as defined in the original agreement) must be kept clear of all materials and boxes; the air conditioner must be on and running; and PNV must have a clear path to its equipment in the Equipment Area at all times.

5.       Parking lot management when removing snow around the bollards.

                  During the winter months for those sites affected by snow, the maintenance personnel will direct snow removal equipment around the bollards. The maintenance personnel will clear any snow left around the bollards once the lot has been cleared.



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